UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2021

THC Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55994	26-0164981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11700 W Charleston Blvd. #73 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

(702) 602-8422

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2021, THC Therapeutics, Inc. (the “Company”) entered into an Engagement Agreement (the “Engagement Agreement”) with Shefford Capital Management, LLC (“Shefford”), pursuant to which Shefford will act as the Company’s exclusive accounting and financial advisor, Shefford’s managing director, Jonathan Cross, will act as the Company’s Chief Financial Officer, and Shefford shall develop and execute accounting and financial strategy for the Company.

In consideration of Shefford’s services to be provided to the Company under the Engagement Agreement, the Company will (i) compensate Shefford $2,000 per month, plus an additional $2,000 in each month that a Quarterly Report on Form 10-Q or Annual Report on Form 10-K is due to be filed by the Company; (ii) issue Shefford options to purchase 1,000,000 shares of Company common stock at an exercise price of $0.1539 per share, which options shall vest in full 90 days after grant; (iii) issue Shefford monthly options to purchase 200,000 shares of Company common stock at the end of each month, commencing September 2021 and ending August 2022, provided the Engagement Agreement has not been terminated prior to each monthly grant date, and with the exercise price of the monthly options equal to the closing price of Company common stock on each grant date. The initial term of the Engagement Agreement is one year, and each party has the right to terminate the Engagement Agreement upon the provision of 30 days’ written notice to the other party.

The foregoing description of the Engagement Agreement, which does not purport to be complete, is qualified in its entirety by reference to the Engagement Agreement, which is attached as Exhibit 10.1 hereto, and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 5.02 below is incorporated by reference into this Item 1.01.

On August 24, 2021, Jonathan Cross was appointed the Chief Financial Officer of the Company.

Mr. Cross, age 59, has been a Managing Director of Shefford Capital Partners since April of 2008 and presently manages its Private Equity fund, acquiring small and lower-middle market companies. Mr. Cross is a seasoned investor with over 33 years’ experience in principal investing, domestic and cross-border M&A, corporate finance and corporate restructuring, which, along with a vision for a finance team focused on clarity, simplicity, transparency and accountability, he is committed to bring to the Company.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report:

10.1	Engagement Agreement dated August 24, 2021, between THC Therapeutics, Inc. and Shefford Capital Management, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THC Therapeutics, Inc.

Dated: August 30, 2021	By:	/s/ Brandon Romanek
Brandon Romanek
CEO

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